UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2026

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 26, 2026 (the “Effective Date”), Avalo Therapeutics, Inc. (the “Company”) entered into a Milestone Buyout Option Agreement and Amendment to Agreement and Plan of Merger and Reorganization (the “Milestone Buyout and Amendment Agreement”). As previously disclosed, the Company, Project Athens Merger Sub, Inc., Second Project Athens Merger Sub, LLC, AlmataBio, Inc. (“AlmataBio”) and Patrick J. Crutcher, solely in his capacity as the representative agent and attorney-in-fact of the former holders of securities in AlmataBio (the “Securityholders’ Representative”) are parties to that certain Agreement and Plan of Merger and Reorganization, dated March 27, 2024 (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company agreed, among other things, to pay contingent consideration in the amount of $15 million (the “Milestone Payment”) upon the first patient being dosed in a Phase 3 trial, regardless of indication (the “Milestone Event”).

Pursuant to the Milestone Buyout and Amendment Agreement, the parties have agreed, among other things, to amend the Milestone Payment and all related rights and obligations such that the Company will (i) pay $2.25 million to the Securityholders’ Representative within five (5) business days following the Effective Date and (ii) have the option, exercisable in its sole discretion within ninety (90) days following the Effective Date, to pay $5.125 million, payable in cash or Company common stock or a combination thereof, to the Securityholders’ Representative, in lieu of and in full satisfaction of the Milestone Payment (the “Milestone Buyout Option”). In the event the Company does not exercise the Milestone Buyout Option, the Company will be obligated to pay $12.75 million to the Securityholders’ Representative in either cash or Company common stock, in full satisfaction of the Milestone Payment upon achievement of the Milestone Event.

The foregoing description of the terms of the Milestone Buyout and Amendment Agreement is a general description only, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Milestone Buyout and Amendment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On April 28, 2026, the Company issued a press release to report the entry into the Milestone Buyout and Amendment Agreement, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1 †	Milestone Buyout Option Agreement and Amendment to Agreement and Plan of Merger and Reorganization, effective upon April 26, 2026.

99.1	Press release, dated April 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Portions of this exhibit (indicated by asterisks) were omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: April 28, 2026	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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